UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form of RSU Agreement

On May 14, 2013, the Compensation Committee of the Board of Directors of BioMarin Pharmaceutical Inc. (“BioMarin”) approved a new form of Agreement Regarding Restricted Stock Units (the “Form of RSU Agreement”) under BioMarin’s 2006 Share Incentive Plan, as amended (the “2006 Plan”). The Form of RSU Agreement has been modified from BioMarin’s current form of Agreement Regarding Restricted Stock Units to provide that, upon vesting, the shares issued pursuant to the Form of RSU Agreement will be satisfied on a net settlement basis. The foregoing description of the Form of RSU Agreement is qualified in its entirety by reference to the text of the Form of RSU Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendments to 2006 Share Incentive Plan

On May 15, 2013, at the 2013 Annual Meeting of Stockholders of BioMarin (the “Annual Meeting”), BioMarin’s stockholders approved amendments to the 2006 Plan to: (i) increase the aggregate number of shares of common stock authorized for issuance from 23,000,000 to 31,000,000 shares; (ii) impose a cap of 500,000 on the number of shares that may be subject to stock options granted to any one participant in a single calendar year; (iii) specify that, to the extent an award of performance shares or performance units denominated in shares entitles a participant in the 2006 Plan to receive dividends or dividend equivalents during the performance period, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met; and (iv) implement a more restrictive method for counting full-value awards using a ratio of 1:1.92 for awards made on or after May 15, 2013.

The amendments to the 2006 Plan had been previously approved, subject to stockholder approval, by the Board of Directors of BioMarin. The amendments to the 2006 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2006 Plan is set forth in BioMarin’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2013 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2006 Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2013, BioMarin held the Annual Meeting at the Cavallo Point Lodge, 601 Murray Circle, Fort Baker, Sausalito, CA. A total of 134,327,862 shares of BioMarin’s common stock were entitled to vote as of March 18, 2013, the record date for the Annual Meeting. There were 121,093,228 shares present in person or represented by proxy at the Annual Meeting, at which the stockholders were asked to vote on four (4) proposals, each of which is described in more detail in the Proxy Statement. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors

Directors Elected	Vote For	Withheld	Broker Non-Votes
Jean-Jacques Bienaimé	114,394,894	303,413	6,394,921
Kenneth M. Bate	109,938,600	4,759,707	6,394,921
Michael Grey	114,397,910	300,397	6,394,921
Elaine J Heron, Ph. D.	114,395,977	302,330	6,394,921
Pierre Lapalme	114,393,838	304,469	6,394,921
V. Bryan Lawlis, Ph. D.	114,394,419	303,888	6,394,921
Alan J. Lewis, Ph. D.	109,903,530	4,794,777	6,394,921
Richard A. Meier	114,389,440	308,867	6,394,921
William D. Young	109,938,370	4,759,937	6,394,921

Based on the votes set forth above, each of the nine nominees set forth above was duly elected to serve as a director of BioMarin for a one year term, or until his or her respective successor has been duly elected and qualified at the next annual meeting of stockholders of BioMarin.

Proposal 2. Vote on the Amendments to the 2006 Share Incentive Plan

The vote to approve amendments to the 2006 Share Incentive Plan, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
86,712,316	27,767,016	218,975	6,394,921

Based on the votes set forth above, the amendments to the 2006 Share Incentive Plan, as set forth in the Proxy Statement, were approved by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
98,454,069	15,973,044	271,194	6,394,921

Based on the votes set forth above, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, was approved in an advisory vote by the stockholders.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the year ending December 31, 2013 received the following votes:

For	Against	Abstain
120,551,279	306,446	235,503

Based on the votes set forth above, the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2013 was duly ratified by the stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number		Description

10.1	†	Form of Agreement Regarding Restricted Stock Units under the BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan, as amended.

10.2	†	BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan, as amended and restated on March 22, 2010, and as amended on March 28, 2013, previously filed with the Commission on May 15, 2013 as Exhibit 4.5 to the Company’s Registration Statement on Form S-8, which is incorporated herein by reference.

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: May 16, 2013	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel